Exhibit 99.1

August 10, 2012
Ingersoll-Rand plc
170/175 Lakeview Drive
Airside Business Park
Swords, Co. Dublin
Ireland

Attn:    Michael W. Lamach
Chairman and Chief Executive Officer

Dear Mike:

I am delighted to join the Ingersoll-Rand plc (“IR” or the “Company”) board of directors, and I look forward to making a contribution to the Company as a member of the Finance, and Corporate Governance and Nominating committees of the board of directors.

This letter, intended solely for the benefit of IR, contains a series of undertakings by me, my firm and the investment funds and accounts that we advise, manage or control (me, my firm and such funds and accounts, collectively, including, without limitation, Trian Fund Management, L.P., “Trian” or “we”). These undertakings will terminate following the date on which I am no longer on the IR board, and are intended to be legally binding on Trian (which I am authorized to bind); provided that the obligations described below with respect to confidential or non-public information and the provisions below with respect to the ownership of the Company's proprietary information, shall survive any such termination. Information shall not be considered confidential or non-public where: (i) it becomes or was available to the public other than as a result of disclosure by Trian or a Trian Associate (as hereinafter defined) in breach of this letter; (ii) it was available to Trian or a Trian Associate prior to being communicated or disclosed to Trian or a Trian Associate by the Company or one of its directors, officers, employees, advisors or representatives (collectively, “Company Agents”), provided that such information is not known by Trian or a Trian Associate to be subject to a legal, contractual or fiduciary obligation of confidentiality to the Company; (iii) it is or becomes available to Trian or a Trian Associate from a source other than the Company or a Company Agent, provided the source is not known to Trian or a Trian Associate to be bound by a confidentiality agreement with the Company or is not otherwise known by Trian or a Trian Associate to be prohibited from transmitting the information by a contractual, legal or fiduciary obligation of confidentiality to the Company; or (iv) was independently developed by Trian or a Trian Associate without the benefit of confidential, non-public or proprietary information received from the Company or a Company Agent.

Execution Copy

Ingersoll-Rand plc
August 10, 2012

We are sensitive to IR's concerns regarding confidentiality and other regulatory issues, and feel that it would be appropriate to restrict ourselves as set forth in this letter in order to address those considerations. To that end, I hereby undertake, consistent with my fiduciary duties and confidentiality obligations as an IR director, except to the extent legally required, to refrain from directly or indirectly communicating or disclosing to anyone confidential or non-public information that I learn in my capacity as a director of IR; provided, that I may communicate such information to personnel of Trian and to our outside legal, tax, insurance and accounting advisors (such personnel of Trian and of such advisors, together with such advisory firms, the “Trian Associates”) in each case that are involved in an analysis of Trian's investment in IR and/or a review of the financial and business affairs of the Company on my or Trian's behalf; provided, further, that Trian shall be (and shall cause the Trian Associates to be) bound by these same confidentiality restrictions applicable to me, with respect to all confidential or non-public information conveyed by me, or by or on behalf of the Company or any of its representatives, to Trian or to any Trian Associates. Trian Fund Management, L.P. agrees that it shall be responsible for any breach of this letter by Trian, its controlled affiliates (to the extent such controlled affiliates are subject to the seventh paragraph of this letter, collectively, “Controlled Affiliates”) or the Trian Associates.

In the event I, Trian or a Trian Associate (each, a “Receiving Party”) receives a request or is required to disclose any confidential, non-public or proprietary information received from the Company or a Company Agent (by interrogatories, oral questions, requests for information or documents from a governmental, regulatory or supervisory authority, court or stock exchange, subpoena, civil investigative demand or similar legal process) to disclose any such confidential, non-public or proprietary information, we agree to, as promptly as practicable, to the extent not prohibited by law, to notify the Company of the existence, the terms and circumstances surrounding such a requirement or request, so that it may seek an appropriate protective order and/or waive compliance with the terms of this letter. In the event such protective order or other protection is denied and a Receiving Party is nonetheless legally compelled or requested to disclose such information, it will furnish (without any liability under this letter) only that portion of the confidential, non-public or proprietary information that the Receiving Party's legal counsel advises is being required and will exercise commercially reasonable efforts to protect the confidentiality of the remaining information. The Receiving Parties shall be entitled to reimbursement of their reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel, for any action taken by them in connection with this paragraph at the Company's request.

In addition, this letter memorializes that, subject to applicable law, Trian's personnel have agreed, and Trian agrees to advise the Trian Associates who are informed of the matters which are the subject of this letter, (x) except to the extent legally required, to maintain the confidentiality of the Company's non-public information they obtain through my service on the IR board and (y) not to trade in IR securities in violation of law while in possession of any material non-public information conveyed by me, or by or on behalf of the Company or any Company Agents, to Trian or to any Trian Associates.

Execution Copy

Ingersoll-Rand plc
August 10, 2012

Notwithstanding the foregoing, Trian agrees, and shall cause the Trian Associates to agree, that any proprietary information of the Company received from or on behalf of the Company shall remain the property of the Company. Trian and the Trian Associates shall not, by virtue of the Company's disclosure of, or Trian's or any Trian Associates' use of, any such proprietary information, acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.

Furthermore, we agree that, in connection with my service on the IR board, except as otherwise agreed in writing by the Company (whether before or after the date hereof), I will comply with the policies (as applied to me on a reasonable and good faith basis) applicable generally to directors of IR as currently in effect (together with other changes to such policies imposed on a reasonable and good faith basis), and except as otherwise agreed between Trian and IR, Trian and its Controlled Affiliates will not engage in the purchase or sale of IR securities during IR blackout periods under the restriction calendar currently in effect, together with changes to such calendar or unscheduled blackout periods (in either case imposed on a reasonable and good faith basis). IR shall not be responsible for compliance by Trian, its Controlled Affiliates, Trian Associates or me with the securities laws, including regulations relating to insider trading.

Each of the parties bound by this letter, on behalf of itself and, in the case of the Company, its affiliates, and, in the case of Trian, its Controlled Affiliates, consents and submits to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in New York City and the courts of the United States located in the Borough of Manhattan in New York City in the State of New York for the adjudication of any action or legal proceeding relating to or arising out of this letter (and each such person agrees not to commence any action or legal proceeding relating thereto except in any such court). Each of the parties bound by this letter, on behalf of itself and, in the case of the Company, its affiliates, and, in the case of Trian, its Controlled Affiliates, irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue in such courts and agrees not to plead or claim in any such court that any such action or legal proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties bound by this letter, on behalf of itself and, in the case of the Company, its affiliates, and, in the case of Trian, its Controlled Affiliates, agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such person shall be effective service of process for any such suit, action or proceeding brought against such person in any such court. Each of the parties bound by this letter, on behalf of itself and, in the case of the Company, its affiliates, and, in the case of Trian, its Controlled Affiliates, hereto agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such person and may be enforced in any other courts to whose jurisdiction such person is or may be subject by suit upon such judgment.

This letter and any dispute arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Ireland.

Execution Copy

Ingersoll-Rand plc
August 10, 2012

This letter may be modified or amended only by a separate writing signed by the parties hereto expressly so modifying or amending this letter. This letter constitutes the entire agreement between the Company and Trian with respect to the subject matter hereof and supersedes all prior oral or written agreements or understandings that may exist between such parties with respect to the subject matter hereof, except as contemplated by the first sentence of the seventh paragraph of this letter.

We look forward to working together with you and the board.

Very truly yours,

/s/ Nelson Peltz
Nelson Peltz

TRIAN FUND MANAGEMENT, L.P. for itself and for and on behalf of funds and accounts advised, managed or controlled by it

By:	Trian Fund Management GP, LLC, its general partner

By:	/s/ Nelson Peltz
Name: Nelson Peltz
Title: Member

AGREED TO AND ACCEPTED
AS OF AUGUST 10, 2012.
INGERSOLL-RAND plc

By: /s/ Michael W. Lamach
Michael W. Lamach
Chairman and Chief Executive Officer

Execution Copy